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                                                                    EXHIBIT 23.3


                         [COOLEY GODWARD LLP LETTERHEAD]


January 30, 2001


Metron Technology N.V.
1350 Old Bayshore Highway, Suite 360
Burlingame, CA 94010


Ladies and Gentlemen:

We consent to the incorporation by reference of the Registration Statement on Form S-8 (File No. 333-93627) of Metron Technology N.V., filed with the Securities and Exchange Commission on December 23, 1999, which references our firm under the caption "Interests of Named Experts and Counsel," into the Registration Statement on Form S-8 of Metron Technology N.V. dated January 30, 2001.

Very truly yours,

COOLEY GODWARD LLP



By: /s/ SUZANNE SAWOCHKA HOOPER
    --------------------------------
         Suzanne Sawochka Hooper